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                                  EXHIBIT 5

                    MILLER, NASH, WIENER, HAGER & CARLSEN
                       ATTORNEYS AND COUNSELORS AT LAW
                          3500 U. S. BANCORP TOWER
                            111 S.W. FIFTH AVENUE
                        PORTLAND, OREGON  97204-3699
                          TELEPHONE (503) 224-5858
                          FACSIMILE (503) 224-0155


                              January 13, 1995



Barrett Business Services, Inc.
4724 S.W. Macadam Avenue
Portland, Oregon  97201

          Subject:  Registration Statement on Form S-3
                    110,000 Shares, Common Stock

Gentlemen:

          Reference is made to the Registration Statement on Form S-3 ("Registration Statement") to be filed by Barrett Business Services, Inc., a Maryland corporation ("Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 110,000 shares of the common stock, $.01 par value per share ("Common Stock"), of the Company to be offered and sold from time to time by the selling stockholders ("Selling Stockholders") referred to therein. The Shares are issuable on exercise of warrants held by the Selling Stockholders.

          As counsel for the Company, we are familiar with the actions taken by the stockholders and board of directors of the Company with respect to the authorization and issuance of the Shares. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

          Based on the foregoing, it is our opinion that the Shares have been duly authorized and when (i) said warrants have been duly exercised and (ii) the Shares have been duly delivered against payment therefor pursuant to the terms of said warrants, the Shares will be validly issued, fully paid and nonassessable.

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          We consent to the use of this opinion in the Registration Statement and in any amendments thereto.

                         Very truly yours,




                         MILLER, NASH, WIENER, HAGER & CARLSEN